Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

STATE OR OTHER
JURISDICTION OF
INCORPORATION OR
SUBSIDIARY	ORGANIZATION
Action Computer Supplies Limited (Dormant)	United Kingdom
Calence, LLC	Delaware
Calence Physical Security Solutions, LLC	Arizona
Computers by Post Limited (Dormant)	United Kingdom
Corporate Software & Technology SARL (Dormant)	Switzerland
Docufile Limited (Dormant)	United Kingdom
DSI Data Systems International Limited (Dormant)	United Kingdom
Frasier Associates plc (Dormant)	United Kingdom
Insight Action Ltd. (Dormant)	United Kingdom
Insight Australia Holdings Pty Ltd	Australia
Insight Canada, Inc.	Arizona
Insight Consulting Services, LLC	Arizona
Insight Deutschland GmbH & Ko KG (Dormant)	Germany
Insight Development Corp Limited (Dormant)	United Kingdom
Insight Direct (GB) Limited	United Kingdom
Insight Direct (UK) Limited	United Kingdom
Insight Direct Canada, Inc.	Canada
Insight Direct (Services) Limited	United Kingdom
Insight Direct USA, Inc.	Illinois
Insight Direct Worldwide, Inc.	Arizona
Insight Enterprises Australia Pty Limited	Australia
Insight Enterprises BV	Netherlands
Insight Enterprises CV	Netherlands
Insight Enterprises Holding Co. UK, Ltd.	United Kingdom
Insight Enterprises Holdings BV	Netherlands
Insight Enterprises Hong Kong	Hong Kong
Insight Enterprises Netherlands BV	Netherlands
Insight Enterprises (NZ) Limited	New Zealand
Insight Enterprises (Shanghai) Software Trading Co. Ltd	China
Insight Holding (Deutschland) Gmbh (Dormant)	Germany
Insight Licensing, Inc.	Delaware
Insight Marketing Gmbh (Dormant)	Germany
Insight North America, Inc.	Arizona
Insight Public Sector, Inc.	Illinois
Insight Receivables Holding, LLC	Illinois
Insight Receivables, LLC	Illinois
Insight Software Canada Limited	Canada
Insight Stadium Services, LLC	Arizona
Insight Technology Solutions AB	Sweden
Insight Technology Solutions AG	Switzerland
Insight Technology Solutions ApS	Denmark
Insight Technology Solutions Belgium (Branch)	Belgium
Insight Technology Solutions GmbH	Austria
Insight Technology Solutions Gmbh	Germany
Insight Technology Solutions, Inc.	Delaware
Insight Technology Solutions LLC	Russia
Insight Technology Solutions NUF	Norway
Insight Technology Solutions Pte Ltd	Singapore
Insight Technology Solutions SA	France
Insight Technology Solutions S.L.	Spain
Insight Technology Solutions SRL	Italy
Insight UK Acquisitions Limited (Dormant)	United Kingdom
Kortex Computer Centre, Ltd.	Canada
KUKWE Ltd (Dormant)	United Kingdom
Pulse Building Limited (Dormant)	United Kingdom
Software Spectrum Limited (Dormant)	Ireland
Software Spectrum Services BV (Dormant)	Netherlands
Software Spectrum (UK) Limited	United Kingdom
SSI (Britain) Limited (Dormant)	United Kingdom
SSI GmbH (Dormant)	Germany
3051918 Ltd.	Nova Scotia
3683371 Canada, Inc.	Canada